EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-94153 on Form S-8 pertaining to the 1998 Stock Option Plan of Fog Cutter Capital Group Inc. (the “Company”), of our report dated March 31, 2008, with respect to the consolidated financial statements and schedule of the Company for the years ended December 31, 2007 and 2006, included in the Company’s 2007 Annual Report on Form 10-K.

/s/   PKF, CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION

Los Angeles, California

March 31, 2008